UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 3, 2008

THERMAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 3, 2008, Laureen DeBuono resigned from her position as Chief Financial Officer of Thermage, Inc. (the “Company”) to pursue broader executive leadership opportunities in the life sciences sector. Ms. DeBuono will remain employed with the Company until February 20, 2008 to assist in the transition of the new CFO.

(c)

On January 3, 2008, the Company announced that it had appointed John F. Glenn to serve as Chief Financial Officer of the Company.

Mr. Glenn’s annual base salary will be $265,000. Additionally, Mr. Glenn will be eligible to earn 40% of his base salary in bonus, paid on an annualized basis, pursuant to the Company’s discretionary bonus program. The Company also intends to recommend to its Board of Directors that Mr. Glenn be granted an option to purchase 175,000 shares of Thermage’s common stock at fair market value subject to vesting over a period of four years.

Pursuant to the terms of his employment offer letter, Mr. Glenn is eligible to receive benefits in the event of a “change of control,” providing for a lump sum cash payout of one year current base salary and bonus as well as accelerated vesting of all of his outstanding stock options. In the event that Mr. Glenn’s employment is terminated without “cause”, Mr. Glenn will be entitled to receive one year’s base salary as a lump sump payment, in exchange for his signature on a mutually-agreed upon severance and general release agreement.

Prior to joining the Company, Mr. Glenn, age 46, served as Chief Financial Officer, Vice President of Finance, Treasurer and Secretary (Principal Financial Officer) of Cholestech Corporation, a provider of diagnostic tools and information for the risk assessment and therapeutic monitoring of heart disease and inflammatory disorders. From November 1990 to January 2004, Mr. Glenn served as Chief Financial Officer and Vice President of Finance of Invivo Corporation, a medical device company. Mr. Glenn received a Bachelor of Science degree in Business Administration from the University of Nevada and a Masters of Business Administration from the University of Santa Clara.

Effective January 3, 2008, Cherry Hu has been promoted to Vice President, Principal Accounting Officer and Corporate Controller from Corporate Controller.

Item 8.01.	Other Events

Effective January 3, 2008, H. Daniel Ferrari has been promoted to Vice President, Business and Financial Planning from Senior Director, Finance.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.17	Employment Agreement dated November 5, 2007 by and between Thermage and Mr. John F. Glenn

99.1	Press Release of Thermage dated January 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMAGE, INC.

By:	/s/ Stephen J. Fanning
Stephen J. Fanning President, Chief Executive Officer and Director

Date: January 4, 2008